Exhibit 10.5 (i)


                        AMENDMENT TO MANAGEMENT AGREEMENT

         AMENDMENT as of January 1, 1996 to the Management Agreement dated as of January 1, 1995, between ASSET INVESTORS CORPORATION, a Maryland corporation
(the "Company"), and FINANCIAL ASSET MANAGEMENT CORPORATION, a Delaware corporation (the "Manager").

                                    RECITALS

         A. The Company and the Manager entered into the Management Agreement pursuant to which the Manager performs the duties and responsibilities set forth in the Management Agreement, subject to the supervision of the Company's Board of Directors; and

         B. The Company desires to engage the Manager to perform the duties and responsibilities set forth in the Management Agreement on the terms set forth in the Management Agreement and this Amendment and the Manager desires to be so engaged for an additional one-year term.

         NOW, THEREFORE, in consideration for the mutual agreements herein set forth, the parties hereto agree as follows:

                  1. Section 9(b) of the Management Agreement is amended and restated hereby as follows:

                  (b) Incentive Compensation. The Company shall pay the Manager as incentive compensation a yearly fee, in an amount equal to 20% of the dollar amount, if any, by which the Company's GAAP Net Income for each fiscal year, exceeds an amount equal to the Stockholders Equity multiplied by the Ten Year U.S. Treasury Rate plus one percentage point. If the GAAP Net Income of the Company is less than the amount equal to the Stockholders Equity multiplied by the Ten Year U.S. Treasury Rate plus one percentage point, the Manager shall refund to the Company the net year-to-date incentive compensation previously paid to the Manager during the current fiscal year, if any.

                  The quarterly payment of such amount by the Company to the Manager, or refund to the Company from the Manager in the event the incentive compensation for any year-to-date period is less than the incentive compensation computed and paid to the Manager as of the previous year-to-date period, shall be computed each fiscal quarter on a cumulative year-to-date basis in an amount equal to (A) 20% of the dollar amount, if any, by which the year-to-date GAAP Net Income of the Company applicable to such fiscal quarter, exceeds an amount equal to the Stockholders Equity for such year-to-date period multiplied by the year-to-date Ten Year U.S. Treasury Rate plus one percentage point multiplied by the number of quarters during such year-to-date period divided by four; and (B) minus the year-to-


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         date  incentive compensation for  the  prior fiscal quarter.   If  the
         year-to-date incentive compensation computed through such fiscal quarter of the Company is less than the net year-to-date incentive compensation computed for the previous year-to-date fiscal quarter, the Manager shall refund to the Company the lesser of (i) the difference between the net year-to-date incentive compensation computed for the previous year-to-date fiscal quarter and the net year-to-date incentive compensation computed for the current fiscal quarter or (ii) the net year-to-date incentive compensation computed for the previous year-to-date fiscal quarter, if any. Such quarterly payment shall be paid to the Manager, or refunded to the Company, as provided by, and subject to adjustment under,
         Section 9(e) of this Agreement. A sample calculation of the incentive compensation is shown in Exhibit A.

                  2. The first paragraph of Section 9(d)((iii) of the Management Agreement is amended and restated hereby as follows:

                  (iii) for each Series of Non-Agency MBS Bonds issued or owned by the Company or any subsidiary of the Company with respect to the first class of such Series, the lesser of (A) $3,500 annually and
         (B) an amount equal to $3,500 multiplied by the percentage ownership of the Company or such subsidiary of the Company in such Non-Agency MBS Bonds, and for each additional class of such Series (C) $625 annually and (D) an annual amount equal to $625 multiplied by the percentage ownership of the Company or such subsidiary of the Company in such Non-Agency MBS Bond.

                  3.    Section 9(f) is hereby added as follows:

                 (f) Certain Expenses. If the Company requests any third party to render services to the Company or provide the Company with any data or information, other than those services and data required to be rendered and delivered by the Manager hereunder, such costs and expenses charged by such third parties, shall be paid by the Company.

                  4. Section 16 of the Management Agreement is amended and restated hereby as follows:

                  "This Agreement shall continue in force until December 31,
              1996 unless otherwise renewed or extended."

                  5. Except as amended hereby, the Management Agreement shall remain in full force and effect. In the event of a conflict between this Amendment and the Management Agreement, the terms of this Amendment shall control.

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         IN WITNESS WHEREOF,  the parties hereto have executed this Amendment as of the date first above written.

[CORPORATE SEAL]                       ASSET INVESTORS CORPORATION


ATTEST:

                                         By:
                                            ---------------------------
                                            Name:   Spencer I. Browne
--------------------------                  Title:  President and Chief
Daniel S. Japha, Secretary                          Executive Officer


                                       FINANCIAL ASSET MANAGEMENT
                                       CORPORATION


                                         By:
                                            ---------------------------
                                            Name:    Kevin J. Nystrom
                                            Title:   Vice President and Chief
                                                     Accounting Officer


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